Equity Bancshares, Inc. Exhibit 99.1

PRESS RELEASE – 05/10/2023

Equity Bancshares, Inc. Announces Transfer of Listing of Common Stock ‘EQBK’
to the New York Stock Exchange

WICHITA, Kansas (May 10, 2023) -- Equity Bancshares, Inc (“Equity”, “the Company”, “we”, “us”, “our”), the Wichita-based holding company of Equity Bank, announced today that the Company will transfer the listing of its common stock to the New York Stock Exchange (“NYSE”) from The Nasdaq Stock Market LLC (“Nasdaq”).

Equity’s common stock is expected to begin trading on the NYSE on Tuesday, May 23, 2023, under its current ticker symbol: ‘EQBK.’ Equity’s common stock is expected to continue trading on Nasdaq until the close of the market on Monday, May 22, 2023. Representatives from the Equity Bank team, including Equity’s Board of Directors and Senior Leadership Team members, will ring the Closing Bell at the NYSE on Tuesday, May 23, 2023, to commemorate the event.

“We’re pleased to join the New York Stock Exchange, the national and global leader in stock listings, and we’re thankful for the hard work and dedication of more than 700 team members with Equity Bank who have helped our company more than double in asset size and location base since our initial public offering in 2015,” said Brad S. Elliott, Chairman and CEO of Equity. “Since founding our Company slightly more than 20 years ago, we’ve sought to build an entrepreneurial brand including the best of both worlds: local customer focus and sophisticated, customized product delivery. Listing with the NYSE reflects our commitment to our mission, our growth, and it is a milestone for all of us at Equity.”

Equity Bancshares, Inc. was founded in 2002 by Mr. Elliott and began its operations with the acquisition of the National Bank of Andover in 2003. Equity expanded into Wichita, Kansas in 2005 and completed its IPO in 2015. Equity has completed 21 strategic business combinations since its formation, and has executed 10 whole-bank mergers since its IPO. Most recently, Equity acquired Kansas-based American State Bancshares, Inc. in 2021.

“We’re thrilled to welcome Kansas-based Equity Bancshares to our NYSE community of icons and disruptors,” said John Tuttle, Vice Chair, NYSE Group. “We look forward to working with the company for years to come.”

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the parent company of Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, and treasury management services. As of March 31, 2023, Equity had $5.2 billion in consolidated total assets and 66 Equity Bank locations throughout its four-state franchise in Kansas, Missouri, Oklahoma, and Arkansas, as well as a direct online banking brand, Brilliant Bank.

Equity provides an enhanced banking experience for customers through a suite of sophisticated banking products and services tailored to their needs, while delivering the high-quality, relationship-based customer service of a community bank. Learn more at www.equitybank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations

Equity Bancshares, Inc. Exhibit 99.1

PRESS RELEASE – 05/10/2023

reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2023, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

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Media Contact:

John Hanley

Chief Marketing Officer

Equity Bancshares, Inc.. / Equity Bank.

(913) 583-8004

jhanley@equitybank.com

Investor Contact:

Chris Navratil

SVP, Finance

Equity Bancshares, Inc.

(316) 612-6014

cnavratil@equitybank.com